Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Full Year 2014 Diluted EPS of $19.25, or $19.34 as adjusted

Fourth Quarter 2014 Diluted EPS of $4.77, or $4.82 as adjusted

Record Long-term Net Inflows for Full Year and Fourth Quarter of 2014

BlackRock Board of Directors Approves 13% Increase in Quarterly Dividend Per Share to $2.18 and

Authorizes Repurchase of an Additional 6 Million Shares under Existing Share Repurchase Program

¡	8% AUM growth from the fourth quarter of 2013
¡	$181.3 billion of long-term net inflows for 2014 and $87.8 billion for the fourth quarter of 2014
¡	16% (13% as adjusted) operating income growth for 2014 and 1% growth from the fourth quarter of 2013
¡	40.4% (42.9% as adjusted) operating margin for 2014 and 41.1% (43.6% as adjusted) for the fourth quarter of 2014
¡	Consistent capital management with $250 million of quarterly share repurchases, aggregating $1 billion for the year
¡	13% increase in quarterly cash dividend to $2.18 per share of common stock, payable March 24, 2015 to shareholders of record at the close of business on March 6, 2015

FINANCIAL RESULTS

	Q4 2014	Q4 2013		Q3 2014		Full Year
(in millions, except per share data)			Change		Change	2014	2013	Change
AUM	$4,651,895	$4,324,088	8%	$4,524,575	3%	$4,651,895	$4,324,088	8%
GAAP basis:
Revenue	$2,784	$2,777	-%	$2,849	(2%)	$11,081	$10,180	9%
Operating income	$1,144	$1,133	1%	$1,157	(1%)	$4,474	$3,857	16%
Operating margin	41.1%	40.8%	30 bps	40.6%	50 bps	40.4%	37.9%	250 bps
Net income(1)	$813	$841	(3%)	$917	(11%)	$3,294	$2,932	12%
Diluted EPS	$4.77	$4.86	(2%)	$5.37	(11%)	$19.25	$16.87	14%
Weighted average diluted shares	170.4	173.0	(2%)	170.8	-%	171.1	173.8	(2%)
As Adjusted:
Operating income(2)	$1,154	$1,143	1%	$1,214	(5%)	$4,563	$4,024	13%
Operating margin(2)	43.6%	42.7%	90 bps	44.2%	(60 bps)	42.9%	41.4%	150 bps
Net income(1) (2)	$821	$851	(4%)	$890	(8%)	$3,310	$2,882	15%
Diluted EPS(2)	$4.82	$4.92	(2%)	$5.21	(7%)	$19.34	$16.58	17%

(1) Net income represents net income attributable to BlackRock, Inc.

(2) See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 through 15 for more information on as adjusted items and the reconciliation to GAAP.

New York, January 15, 2015 — BlackRock, Inc. (NYSE:BLK) today reported financial results for the three months and year ended December 31, 2014.

“BlackRock’s full year 2014 results demonstrate the significant investments we have made in recent years to build the depth and breadth of our global platform,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “In an environment of heightened market uncertainty, our clients’ investment challenges are increasingly complex. Our ability to leverage active and index strategies to deliver global solutions to clients, backed by our unifying Aladdin technology platform, creates a distinct competitive advantage, and resulted in strong organic growth and consistent financial results.

“Our long-term net inflows of $181 billion in 2014, up 55% from the prior year, are the strongest annual net inflows in BlackRock’s history. In addition, our cash management business had more than $25 billion of net inflows in 2014. These results demonstrate the power of the business model that we deliberately built to perform in all market environments.

“Strong institutional results in 2014 were driven by creating and expanding partnerships with leading global institutions seeking solutions across index, active, multi-asset and alternative strategies. The breadth of our global platform enables BlackRock to design and deliver these client-centric investment solutions and to enhance our relationship with institutional clients by also offering investment advice, Aladdin analytics, and risk management and advisory capabilities.

“In Retail and iShares, we reached significant milestones in 2014, crossing $500 billion in Retail and $1 trillion in iShares assets under management. We did this by strengthening global distribution partnerships and expanding our global market share. We had 56 distinct Retail and iShares products that each generated more than $1 billion in net inflows, up from 43 such products in 2013. We captured the number one share of industry ETF flows in the US, in Europe and globally. Further highlighting our global reach, there were 13 countries where we had net inflows in excess of $1 billion in 2014, and we now manage assets in excess of $1 billion for clients domiciled in each of 41 countries.

“Investment performance is the core driver of our ability to meet clients’ needs. In fixed income, BlackRock is generating consistent alpha in strategies that span geography, duration and exposure, with 91% of our active fixed income assets above benchmark or peer median for the three-year period. We also continue to make progress on the reinvigoration and globalization of our fundamental active equity business.

“I would like to thank all of our employees for their hard work and incredible dedication in 2014. Together, we remain focused on reaffirming our principles and values that drive our fiduciary duty to clients and commitment to value creation for shareholders.”

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q4 2014 Net flows	December 31, 2014 AUM	Q4 2014 Base Fees(1)	December 31, 2014 AUM % of Total	Q4 2014 Base Fees(1) % of Total
Retail	$22,954	$534,329	$813	12%	35%
iShares	44,189	1,024,228	829	24%	36%
Institutional:
Active	1,043	959,160	453	22%	19%
Index	19,629	1,816,124	228	42%	10%
Total institutional	20,672	2,775,284	681	64%	29%
Total long-term	$87,815	$4,333,841	$2,323	100%	100%
RESULTS BY PRODUCT
(in millions), (unaudited)	Q4 2014 Net flows	December 31, 2014 AUM	Q4 2014 Base Fees(1)	December 31, 2014 AUM % of Total	Q4 2014 Base Fees(1) % of Total
Equity	$28,656	$2,451,111	$1,282	56%	55%
Fixed income	48,398	1,393,653	558	32%	24%
Multi-asset	9,696	377,837	303	9%	13%
Alternatives	1,065	111,240	180	3%	8%
Total long-term	$87,815	$4,333,841	$2,323	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows were positive across all regions, with net inflows of $61.7 billion, $14.8 billion and $11.3 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At December 31, 2014, BlackRock managed 61% of its long-term AUM for investors in the Americas and 39% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the fourth quarter of 2014 is presented below.

¡	Retail long-term net inflows of $23.0 billion included net inflows of $20.5 billion in the United States and $2.5 billion internationally. Net inflows were led by fixed income net inflows of $15.4 billion, which were diversified across exposures, with $4.6 billion of net inflows into the unconstrained Strategic Income Opportunities fund, $2.0 billion into the Total Return fund and $1.9 billion into the High Yield suite. The Multi-Asset Income fund family raised an additional $1.8 billion of net new assets.

¡	iShares® long-term net inflows of $44.2 billion included equity net inflows of $24.2 billion, driven by flows into the Core Series, as well as demand for broad U.S. equity exposures. Fixed income net inflows of $20.2 billion were diversified across exposures.

¡	Institutional active long-term net inflows of $1.0 billion were led by fixed income net inflows of $2.7 billion, primarily driven by official institutions. Multi-asset net inflows of $2.5 billion reflected ongoing demand for solutions offerings and the LifePath® target-date suite. Alternatives net inflows of $1.3 billion were led by flows into hedge fund solutions, and included the impact of $0.6 billion of capital returned to investors. Results were partially offset by equity net outflows of $5.5 billion, primarily from products with historical performance challenges.

¡	Institutional index long-term net inflows of $19.6 billion were driven by fixed income and equity net inflows of $10.1 billion and $8.6 billion, respectively.

Cash management AUM increased 5% to $296.4 billion.

Advisory AUM decreased 6% to $21.7 billion.

INVESTMENT PERFORMANCE AT DECEMBER 31, 2014(1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	72%	91%	87%
Tax-exempt	57%	70%	74%
Index products within or above applicable tolerance	98%	98%	98%
Equity:
Actively managed products above benchmark or peer median
Fundamental	37%	48%	41%
Scientific	85%	86%	97%
Index products within or above applicable tolerance	94%	98%	97%

(1) Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 16 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, January 15, 2015 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 60891548). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, January 15, 2015 and ending at midnight on Thursday, January 29, 2015. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 60891548. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2014, BlackRock’s AUM was $4.652 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2014, the firm had approximately 12,200 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

				Three Months
	Three Months Ended			Ended
	December 31,			September 30,
	2014	2013	Change	2014	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,396	$2,280	$116	$2,468	($72)
Investment advisory performance fees	144	268	(124)	133	11
BlackRock Solutions and advisory	170	157	13	165	5
Distribution fees	16	19	(3)	17	(1)
Other revenue	58	53	5	66	(8)

Total revenue	2,784	2,777	7	2,849	(65)

Expense
Employee compensation and benefits	926	925	1	973	(47)
Distribution and servicing costs	96	87	9	90	6
Amortization of deferred sales commissions	13	14	(1)	14	(1)
Direct fund expense	183	167	16	199	(16)
General and administration	387	410	(23)	376	11
Amortization of intangible assets	35	41	(6)	40	(5)

Total expense	1,640	1,644	(4)	1,692	(52)

Operating income	1,144	1,133	11	1,157	(13)

Nonoperating income (expense)
Net gain (loss) on investments	(2)	70	(72)	46	(48)
Net gain (loss) on consolidated variable interest entities	(6)	2	(8)	(47)	41
Interest and dividend income	6	4	2	10	(4)
Interest expense	(58)	(52)	(6)	(61)	3

Total nonoperating income (expense)	(60)	24	(84)	(52)	(8)

Income before income taxes	1,084	1,157	(73)	1,105	(21)
Income tax expense	278	307	(29)	232	46

Net income	806	850	(44)	873	(67)
Less:
Net income (loss) attributable to noncontrolling interests	(7)	9	(16)	(44)	37

Net income attributable to BlackRock, Inc.	$813	$841	($28)	$917	($104)

Weighted-average common shares outstanding
Basic	167,197,844	169,010,606	(1,812,762)	167,933,040	(735,196)
Diluted	170,367,445	172,999,529	(2,632,084)	170,778,766	(411,321)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$4.86	$4.98	($0.12)	$5.46	($0.60)
Diluted	$4.77	$4.86	($0.09)	$5.37	($0.60)
Cash dividends declared and paid per share	$1.93	$1.68	$0.25	$1.93	$-

Supplemental information:

AUM (end of period)	$4,651,895	$4,324,088	$327,807	$4,524,575	$127,320
Shares outstanding (end of period)	166,921,863	168,724,763	(1,802,900)	167,610,257	(688,394)
GAAP:
Operating margin	41.1%	40.8%	30 bps	40.6%	50 bps
Effective tax rate	25.5%	26.7%	(120 bps)	20.2%	530 bps
As adjusted:
Operating income (1)	$1,154	$1,143	$11	$1,214	($60)
Operating margin (1)	43.6%	42.7%	90 bps	44.2%	(60 bps)
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($54)	$13	($67)	($8)	($46)
Net income attributable to BlackRock, Inc. (3)	$821	$851	($30)	$890	($69)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$4.82	$4.92	($0.10)	$5.21	($0.39)
Effective tax rate	25.4%	26.5%	(110 bps)	26.2%	(80 bps)

See pages 12-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2014	2013	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$9,589	$8,739	$850
Investment advisory performance fees	550	561	(11)
BlackRock Solutions and advisory	635	577	58
Distribution fees	70	73	(3)
Other revenue	237	230	7

Total revenue	11,081	10,180	901

Expense
Employee compensation and benefits	3,829	3,560	269
Distribution and servicing costs	364	353	11
Amortization of deferred sales commissions	56	52	4
Direct fund expense	748	657	91
General and administration	1,453	1,540	(87)
Amortization of intangible assets	157	161	(4)

Total expense	6,607	6,323	284

Operating income	4,474	3,857	617

Nonoperating income (expense)
Net gain (loss) on investments	165	305	(140)
Net gain (loss) on consolidated variable interest entities	(41)	-	(41)
Interest and dividend income	29	22	7
Interest expense	(232)	(211)	(21)

Total nonoperating income (expense)	(79)	116	(195)

Income before income taxes	4,395	3,973	422
Income tax expense	1,131	1,022	109

Net income	3,264	2,951	313
Less:
Net income (loss) attributable to noncontrolling interests	(30)	19	(49)

Net income attributable to BlackRock, Inc.	$3,294	$2,932	$362

Weighted-average common shares outstanding
Basic	168,225,154	170,185,870	(1,960,716)
Diluted	171,112,261	173,828,902	(2,716,641)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$19.58	$17.23	$2.35
Diluted	$19.25	$16.87	$2.38
Cash dividends declared and paid per share	$7.72	$6.72	$1.00

Supplemental information:

AUM (end of period)	$4,651,895	$4,324,088	$327,807
Shares outstanding (end of period)	166,921,863	168,724,763	(1,802,900)
GAAP:
Operating margin	40.4%	37.9%	250 bps
Effective tax rate	25.6%	25.8%	(20 bps)
As adjusted:
Operating income (1)	$4,563	$4,024	$539
Operating margin (1)	42.9%	41.4%	150 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($56)	$7	($63)
Net income attributable to BlackRock, Inc. (3)	$3,310	$2,882	$428
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$19.34	$16.58	$2.76
Effective tax rate	26.6%	28.5%	(190 bps)

See pages 12-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	September 30, 2014	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2014	Average AUM (2)
Retail:
Equity	$ 204,371	$1,287	($2,623)	($2,590)	$200,445	$203,351
Fixed income	176,248	15,409	(880)	(957)	189,820	184,534
Multi-asset	125,899	6,164	(6,224)	(498)	125,341	126,193
Alternatives	18,961	94	(95)	(237)	18,723	18,997

Retail subtotal	525,479	22,954	(9,822)	(4,282)	534,329	533,075
iShares:
Equity	757,272	24,216	13,880	(5,301)	790,067	778,411
Fixed income	199,137	20,163	658	(2,287)	217,671	212,391
Multi-asset	1,667	103	9	(6)	1,773	1,608
Alternatives	16,094	(293)	(1,025)	(59)	14,717	15,252

iShares subtotal	974,170	44,189	13,522	(7,653)	1,024,228	1,007,662
Institutional:
Active:
Equity	130,073	(5,454)	3,102	(2,578)	125,143	127,063
Fixed income	513,340	2,723	9,885	(7,358)	518,590	516,994
Multi-asset	238,765	2,496	6,348	(4,696)	242,913	242,333
Alternatives	72,711	1,278	(615)	(860)	72,514	72,086

Active subtotal	954,889	1,043	18,720	(15,492)	959,160	958,476
Index:
Equity	1,308,389	8,607	37,254	(18,794)	1,335,456	1,332,615
Fixed income	444,803	10,103	25,103	(12,437)	467,572	456,490
Multi-asset	6,723	933	516	(362)	7,810	7,051
Alternatives	5,960	(14)	(541)	(119)	5,286	5,702

Index subtotal	1,765,875	19,629	62,332	(31,712)	1,816,124	1,801,858

Institutional subtotal	2,720,764	20,672	81,052	(47,204)	2,775,284	2,760,334

Long-term	4,220,413	87,815	84,752	(59,139)	4,333,841	$4,301,071

Cash management	280,980	17,808	198	(2,633)	296,353
Advisory (3)	23,182	(916)	241	(806)	21,701

Total	$4,524,575	$104,707	$85,191	($62,578)	$4,651,895

Current Quarter Component Changes by Product

	September 30, 2014	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2014	Average AUM (2)
Equity:
Active	$304,872	($7,188)	($524)	($4,358)	$292,802	$299,128
iShares	757,272	24,216	13,880	(5,301)	790,067	778,411
Fixed income:
Active	683,170	17,681	8,536	(8,063)	701,324	694,761
iShares	199,137	20,163	658	(2,287)	217,671	212,391
Multi-asset	373,054	9,696	649	(5,562)	377,837	377,185
Alternatives:
Core	88,280	1,181	(609)	(846)	88,006	87,783
Currency and commodities (4)	25,446	(116)	(1,667)	(429)	23,234	24,254

Subtotal	2,431,231	65,633	20,923	(26,846)	2,490,941	2,473,913
Non-ETF Index:
Equity	1,337,961	11,628	38,257	(19,604)	1,368,242	1,363,901
Fixed income	451,221	10,554	25,572	(12,689)	474,658	463,257

Subtotal Non-ETF Index	1,789,182	22,182	63,829	(32,293)	1,842,900	1,827,158

Long-term	$4,220,413	$87,815	$84,752	($59,139)	$4,333,841	$4,301,071

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	December 31, 2013	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2014	Average AUM (2)
Retail:
Equity	$203,035	$1,582	$1,831	($6,003)	$200,445	$207,280
Fixed income	151,475	36,995	3,698	(2,348)	189,820	170,490
Multi-asset	117,054	13,366	(4,080)	(999)	125,341	123,619
Alternatives	16,213	3,001	152	(643)	18,723	18,487

Retail subtotal	487,777	54,944	1,601	(9,993)	534,329	519,876
iShares:
Equity	718,135	59,626	26,517	(14,211)	790,067	751,830
Fixed income	178,835	40,007	4,905	(6,076)	217,671	199,410
Multi-asset	1,310	439	37	(13)	1,773	1,535
Alternatives	16,092	529	(1,722)	(182)	14,717	16,453

iShares subtotal	914,372	100,601	29,737	(20,482)	1,024,228	969,228
Institutional:
Active:
Equity	138,726	(18,648)	9,935	(4,870)	125,143	131,779
Fixed income	505,109	(6,943)	34,062	(13,638)	518,590	515,411
Multi-asset	215,276	15,835	23,435	(11,633)	242,913	233,729
Alternatives	73,299	(664)	1,494	(1,615)	72,514	73,075

Active subtotal	932,410	(10,420)	68,926	(31,756)	959,160	953,994
Index:
Equity	1,257,799	9,860	102,549	(34,752)	1,335,456	1,305,930
Fixed income	406,767	26,347	56,086	(21,628)	467,572	440,047
Multi-asset	7,574	(735)	1,652	(681)	7,810	7,001
Alternatives	5,510	656	(693)	(187)	5,286	6,061

Index subtotal	1,677,650	36,128	159,594	(57,248)	1,816,124	1,759,039

Institutional subtotal	2,610,060	25,708	228,520	(89,004)	2,775,284	2,713,033

Long-term	4,012,209	181,253	259,858	(119,479)	4,333,841	$4,202,137

Cash management	275,554	25,696	715	(5,612)	296,353
Advisory (3)	36,325	(13,173)	1,109	(2,560)	21,701

Total	$4,324,088	$193,776	$261,682	($127,651)	$4,651,895

Year-over-Year Component Changes by Product

	December 31, 2013	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2014	Average AUM (2)
Equity:
Active	$317,262	($24,882)	$9,867	($9,445)	$292,802	$310,551
iShares	718,135	59,626	26,517	(14,211)	790,067	751,830
Fixed income:
Active	652,209	27,694	36,942	(15,521)	701,324	680,078
iShares	178,835	40,007	4,905	(6,076)	217,671	199,410
Multi-asset	341,214	28,905	21,044	(13,326)	377,837	365,884
Alternatives:
Core	85,026	3,061	1,808	(1,889)	88,006	87,689
Currency and commodities (4)	26,088	461	(2,577)	(738)	23,234	26,387

Subtotal	2,318,769	134,872	98,506	(61,206)	2,490,941	2,421,829
Non-ETF Index:
Equity	1,282,298	17,676	104,448	(36,180)	1,368,242	1,334,438
Fixed income	411,142	28,705	56,904	(22,093)	474,658	445,870

Subtotal Non-ETF Index	1,693,440	46,381	161,352	(58,273)	1,842,900	1,780,308

Long-term	$4,012,209	$181,253	$259,858	($119,479)	$4,333,841	$4,202,137

(1) Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

(2) Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.

(3) Advisory AUM represents long-term portfolio liquidation assignments.

(4) Amounts include commodity iShares.

    SUMMARY OF REVENUE

    (in millions), (unaudited)

	Three Months Ended December 31,		Change	Three Months Ended September 30, 2014	Change	Year Ended December 31,		Change
	2014	2013				2014	2013

Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$428	$451	($23)	$475	($47)	$1,844	$1,741	$103
iShares	686	646	40	708	(22)	2,705	2,390	315
Fixed income:
Active	367	321	46	359	8	1,396	1,269	127
iShares	126	115	11	123	3	484	464	20
Multi-asset	303	276	27	315	(12)	1,204	1,039	165
Alternatives:
Core	159	162	(3)	159	-	638	576	62
Currency and commodities	21	25	(4)	23	(2)	89	107	(18)

Subtotal	2,090	1,996	94	2,162	(72)	8,360	7,586	774
Non-ETF Index:
Equity	168	148	20	168	-	677	594	83
Fixed income	65	59	6	66	(1)	260	238	22

Subtotal Non-ETF Index	233	207	26	234	(1)	937	832	105

Long-term	2,323	2,203	120	2,396	(73)	9,297	8,418	879
Cash management	73	77	(4)	72	1	292	321	(29)

Total base fees	2,396	2,280	116	2,468	(72)	9,589	8,739	850

Investment advisory performance fees:
Equity	50	46	4	8	42	111	91	20
Fixed income	12	13	(1)	6	6	31	25	6
Multi-asset	11	10	1	8	3	32	24	8
Alternatives	71	199	(128)	111	(40)	376	421	(45)

Total	144	268	(124)	133	11	550	561	(11)

BlackRock Solutions and advisory	170	157	13	165	5	635	577	58
Distribution fees	16	19	(3)	17	(1)	70	73	(3)
Other revenue	58	53	5	66	(8)	237	230	7

Total revenue	$2,784	$2,777	$7	$2,849	($65)	$11,081	$10,180	$901

Highlights

¡	Investment advisory, administration fees and securities lending revenue increased $116 million from the fourth quarter of 2013 due to higher long-term average AUM. Securities lending fees of $117 million in the current quarter increased $17 million from the fourth quarter of 2013.

Investment advisory, administration fees and securities lending revenue decreased $72 million from the third quarter of 2014, primarily due to the impact of beta and foreign exchange movements.

¡	Performance fees decreased $124 million from the fourth quarter of 2013, which included a large fee associated with the partial liquidation of a closed-end opportunistic fund, due to lower fees from alternative products.

¡	BlackRock Solutions® and advisory revenue increased $13 million from the fourth quarter of 2013 due to higher revenue from Aladdin® mandates and advisory assignments. BlackRock Solutions and advisory revenue included $127 million in Aladdin business revenue in the current quarter compared with $116 million in the fourth quarter of 2013.

    SUMMARY OF EXPENSE

    (in millions), (unaudited)

	Three Months Ended December 31,		Change	Three Months Ended September 30, 2014		Year Ended December 31,		Change
	2014	2013			Change	2014	2013

Operating Expense

Employee compensation and benefits	$926	$925	$1	$973	($47)	$3,829	$3,560	$269
Distribution and servicing costs	96	87	9	90	6	364	353	11
Amortization of deferred sales commissions	13	14	(1)	14	(1)	56	52	4
Direct fund expense	183	167	16	199	(16)	748	657	91
General and administration	387	410	(23)	376	11	1,453	1,540	(87)
Amortization of intangible assets	35	41	(6)	40	(5)	157	161	(4)

Total Operating Expense	$1,640	$1,644	($4)	$1,692	($52)	$6,607	$6,323	$284

Highlights

¡	Employee compensation and benefits decreased $47 million from the third quarter of 2014, reflecting lower incentive compensation.

¡	General and administration expense decreased $23 million from the fourth quarter of 2013, reflecting lower professional services, other general and administration expense, and various lease exit costs included in the fourth quarter of 2013.

General and administration expense increased $11 million from the third quarter of 2014, reflecting foreign currency remeasurement, and higher marketing and promotional expense. The third quarter of 2014 reflected a $50 million expense related to the reduction of an indemnification asset (offset by a $50 million tax benefit – see Income Tax Expense highlights on page 11). Amounts related to the reduction of the indemnification asset have been excluded from as adjusted results.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

(in millions), (unaudited)

		Three Months Ended December 31,			Three Months Ended September 30, 2014		Year Ended December 31,
		2014	2013	Change		Change	2014	2013	Change

Nonoperating income (expense), GAAP basis		($60)	$24	($84)	($52)	($8)	($79)	$116	($195)
Less: Net income (loss) attributable to NCI		(7)	9	(16)	(44)	37	(30)	19	(49)

Nonoperating income (expense)(1)		($53)	$15	($68)	($8)	($45)	($49)	$97	($146)

	Estimated economic investments at December 31, 2014(2)	Three Months Ended December 31,			Three Months Ended September 30, 2014		Year Ended December 31,
		2014	2013	Change		Change	2014	2013	Change

Net gain (loss) on investments(1)
Private equity	20-25%	$3	$17	($14)	$10	($7)	$69	$52	$17
Real estate	5-10%	3	7	(4)	3	-	16	24	(8)
Distressed credit/mortgage funds/opportunistic funds	< 5%	1	12	(11)	17	(16)	34	40	(6)
Hedge funds/funds of hedge funds	10-15%	(6)	20	(26)	8	(14)	21	25	(4)
Other investments(3)	45-50%	(3)	5	(8)	5	(8)	7	16	(9)

Subtotal		(2)	61	(63)	43	(45)	147	157	(10)
Gain related to the PennyMac IPO		-	-	-	-	-	-	39	(39)
Gain related to the Charitable Contribution		-	-	-	-	-	-	80	(80)
Investments related to deferred compensation plans		1	2	(1)	-	1	7	10	(3)

Total net gain (loss) on investments(1)		(1)	63	(64)	43	(44)	154	286	(132)
Interest and dividend income		6	4	2	10	(4)	29	22	7
Interest expense		(58)	(52)	(6)	(61)	3	(232)	(211)	(21)

Net interest expense		(52)	(48)	(4)	(51)	(1)	(203)	(189)	(14)

Total nonoperating income (expense)(1)		(53)	15	(68)	(8)	(45)	(49)	97	(146)
Gain related to the Charitable Contribution		-	-	-	-	-	-	(80)	80
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(1)	(2)	1	-	(1)	(7)	(10)	3

Nonoperating income (expense), as adjusted(1)		($54)	$13	($67)	($8)	($46)	($56)	$7	($63)

(1) Net of net income (loss) attributable to noncontrolling interests (“NCI”).

(2) Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at December 31, 2014. Economic investment amounts at September 30, 2014 for private equity, real estate, distressed credit/mortgage funds/opportunistic funds, hedge funds/funds of hedge funds and other investments were $323 million, $121 million, $66 million, $266 million and $590 million, respectively. See the 2014 third quarter Form 10-Q for more information.

(3) Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.

Highlights

¡	Net gain (loss) on investments decreased from the fourth quarter of 2013 and third quarter of 2014 due to lower returns on the co-investment and seed portfolio.

INCOME TAX EXPENSE

(in millions), (unaudited)

	Three Months Ended December 31,			Three Months Ended September 30, 2014		Year Ended December 31,
	2014	2013	Change		Change	2014	2013	Change

Income tax expense	$278	$307	($29)	$232	$46	$1,131	$1,022	$109

Highlights

¡	The fourth quarter 2014 GAAP effective tax rate of 25.5% benefited from $39 million of nonrecurring items.

The fourth quarter 2013 GAAP effective tax rate of 26.7% benefited from certain nonrecurring items.

The third quarter 2014 GAAP effective tax rate of 20.2% included a $32 million noncash benefit, primarily associated with the revaluation of certain deferred income tax liabilities related to intangible assets and goodwill as a result of domestic state and local tax changes, which has been excluded from the as adjusted results. In addition, the third quarter of 2014 included a $94 million tax benefit, primarily due to the resolution of certain outstanding tax matters related to the acquisition of Barclays Global Investors. In connection with the acquisition, BlackRock recorded a $50 million indemnification asset for unrecognized tax benefits. Due to the resolution of such tax matters, BlackRock recorded $50 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $50 million tax benefit. The $50 million general and administrative expense and $50 million tax benefit have been excluded from as adjusted results as there is no impact on BlackRock’s book value.

ECONOMIC TANGIBLE ASSETS

(in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	December 31,	December 31,
	2014 (Est.)	2013

Total balance sheet assets	$240	$220
Separate account assets and separate account collateral held under securities lending agreements	(195)	(177)
Consolidated VIEs/sponsored investment funds	(4)	(3)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$11	$10

SHARE REPURCHASE APPROVAL

In January 2015, the Board of Directors has authorized the Company to repurchase an additional 6.0 million shares under its existing share repurchase program for a total up to 9.4 million shares of BlackRock common stock.

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended
	December 31,		September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013
Operating income, GAAP basis	$1,144	$1,133	$1,157	$4,474	$3,857
Non-GAAP expense adjustments:
PNC LTIP funding obligation	9	8	7	32	33
Reduction of indemnification asset	-	-	50	50	-
Charitable Contribution	-	-	-	-	124
Compensation expense related to appreciation (depreciation) on deferred compensation plans	1	2	-	7	10

Operating income, as adjusted	1,154	1,143	1,214	4,563	4,024
Closed-end fund launch costs	10	-	-	10	16
Closed-end fund launch commissions	1	-	-	1	2

Operating income used for operating margin measurement	$1,165	$1,143	$1,214	$4,574	$4,042

Revenue, GAAP basis	$2,784	$2,777	$2,849	$11,081	$10,180
Non-GAAP adjustments:
Distribution and servicing costs	(96)	(87)	(90)	(364)	(353)
Amortization of deferred sales commissions	(13)	(14)	(14)	(56)	(52)

Revenue used for operating margin measurement	$2,675	$2,676	$2,745	$10,661	$9,775

Operating margin, GAAP basis	41.1%	40.8%	40.6%	40.4%	37.9%

Operating margin, as adjusted	43.6%	42.7%	44.2%	42.9%	41.4%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended
	December 31,		September 30,	Year Ended December 31,
	2014	2013	2014	2014	2013

Nonoperating income (expense), GAAP basis	($60)	$24	($52)	($79)	$116
Less: Net income (loss) attributable to NCI	(7)	9	(44)	(30)	19

Nonoperating income (expense), net of NCI	(53)	15	(8)	(49)	97
Gain related to Charitable Contribution	-	-	-	-	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(1)	(2)	-	(7)	(10)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	($54)	$13	($8)	($56)	$7

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

(in millions, except per share data), (unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Net income attributable to BlackRock, Inc., GAAP basis	$813	$841	$917	$3,294	$2,932
Non-GAAP adjustments, net of tax:
PNC LTIP funding obligation	8	6	5	25	23
Income tax matters	-	(5)	(32)	(9)	(69)
Amount related to the Charitable Contribution	-	9	-	-	(4)

Net income attributable to BlackRock, Inc., as adjusted	$821	$851	$890	$3,310	$2,882

Diluted weighted-average common shares outstanding(4)	170.4	173.0	170.8	171.1	173.8
Diluted earnings per common share, GAAP basis(4)	$4.77	$4.86	$5.37	$19.25	$16.87
Diluted earnings per common share, as adjusted(4)	$4.82	$4.92	$5.21	$19.34	$16.58

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring, recurring infrequently or transactions that ultimately will not impact BlackRock’s book value. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

¡	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense). General and administration expenses relating to the reduction of an indemnification asset has been excluded since it is directly offset by a tax benefit of the same amount and, consequently, does not impact BlackRock’s book value.

The third quarter and year ended 2013 included a $124 million expense related to the Company’s charitable contribution of 6.1 million units of its PennyMac equity method investment with a fair value of $124 million to a donor advised fund (the “Charitable Contribution”). The Charitable Contribution has been excluded from operating income, as adjusted due to its nonrecurring nature and because the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

¡	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenue and expense.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value. During 2013, the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted due to its nonrecurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

(3) Net income attributable to BlackRock, Inc., as adjusted:

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

The year ended December 31, 2014 and 2013 reflected the revaluation of deferred income tax liabilities related to intangible assets and goodwill. The year ended December 31, 2014 included a $32 million noncash tax benefit and a $23 million noncash tax expense both arising primarily from state and local income tax changes. The year ended December 31, 2013 included a $69 million noncash tax benefit, primarily related to legislation enacted in the United Kingdom and state and local income tax changes. Such amounts for 2014 and 2013 have been excluded from the as adjusted results as they will not have a cash flow impact and to ensure comparability among periods presented.

See note (1) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the Charitable Contribution.

For each period presented, the non-GAAP adjustment related to the PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The 2013 amount included a tax benefit of approximately $48 million recognized in connection with the Charitable Contribution. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the nonrecurring nature of the Charitable Contribution.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2014 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2014. The performance data does not include accounts terminated prior to December 31, 2014 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for U.S. retail, institutional and high net worth separate accounts as well as EMEA institutional separate accounts, and net-of-fee for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2014 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.